UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosure.

On June 9, 2023, Editas Medicine, Inc. (the “Company”) issued a press release titled “Editas Medicine Announces Positive Initial EDIT-301 Safety and Efficacy Data from the First Four Patients Treated in the RUBY Trial and the First Patient Treated in the EdiTHAL Trial.” A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.Other Events.

On June 9, 2023, the Company announced initial safety and efficacy data from the first four patients with sickle cell disease (“SCD”) treated with EDIT-301 in the Company’s ongoing RUBY trial and from the first transfusion-dependent beta thalassemia (“TDT”) patient treated in the EdiTHAL trial.

In the RUBY trial, Patients 1 (male) and 2 (female) reached normal hemoglobin levels five months post-treatment with EDIT-301 and maintained a normal hemoglobin level at 10- and six-month follow-up, respectively. Each of these patients had fetal hemoglobin levels of greater than 40% persist during the same time frame.

Patient 1’s total hemoglobin returned to a normal physiological level of 16.4g/dL (male normal range: 13.6–18.0 g/dL) at five months after infusion of EDIT-301 and has been maintained at this level at 10-month follow-up. In addition, Patient 1’s fetal hemoglobin fraction increased from 5% at baseline to 45.4% five months after treatment with EDIT-301 and 43.4% at the 10-month follow-up. Patient 2’s total hemoglobin reached a normal physiological level of 12.7 g/dL (female normal range: 12.0–16.0 g/dL) at five months after infusion of EDIT-301 and fetal hemoglobin increased from 10.8% at baseline to 51.3% at six-month follow-up.

Patients 3 (female) and 4 (male) in the RUBY trial saw increases in total hemoglobin and fetal hemoglobin fractions at three and two months of follow up, respectively, that followed similar trajectories as those seen in the first two patients at the same timepoints. All four treated RUBY patients were free of vaso-occlusive events following infusion with EDIT-301.

In the EdiTHAL trial, the first patient (male) had successful neutrophil and platelet engraftment within 30 days of infusion, and, at one and a half months post-infusion, the patient’s response resembled that of the first four RUBY patients, achieving a fetal hemoglobin fraction of 34.9% representing 4 g/dL of total hemoglobin.

EDIT-301 was well-tolerated and demonstrated a safety profile consistent with myeloablative conditioning with busulfan, the regimen that is necessary for current gene editing therapies for SCD and TDT, and autologous hematopoietic stem cell transplant by the four patients in the RUBY trial and the first patient in the EdiTHAL trial. After EDIT-301 infusion, no serious adverse events occurred, and no adverse events reported were related to treatment with EDIT-301.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	June 9, 2023	By:	/s/ Gilmore O'Neill
Gilmore O'Neill President and Chief Executive Officer